Exhibit 32.2

Certification of Chief Financial Officer

    In connection with the Annual Report on Form 10-K of Tanger Factory Outlet Centers, Inc. (the "Company") for the year ended December 31, 2022 (the "Report"), the undersigned, principal financial officer of the Company, hereby certifies, to such officer's knowledge, that:

    (i)    the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

    (ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 27, 2023	/s/ Michael J. Bilerman
Michael J. Bilerman Executive Vice President, Chief Financial Officer and Chief Investment Officer Tanger Factory Outlet Centers, Inc.